                                                                    Exhibit 99.2

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Emerson Electric Co.:

     We have audited the accompanying combined balance sheets of ENI as of September 30, 2001 and 2000, and the related combined statements of income, divisional control and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2001. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ENI as of September 30, 2001 and 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Rochester, New York
January 17, 2002

                                       ENI

                             Combined Balance Sheets

                           September 30, 2001 and 2000

                                 (In thousands)


 ASSETS                                                                       2001           2000
                                                                          ---------        -------
Current assets:
    Cash                                                                  $   2,452          2,702
    Accounts receivable, less allowance for doubtful accounts of
       $104 and $123 at September 30, 2001 and 2000, respectively             8,139         17,973
    Inventories, net                                                         22,723         28,058
    Deferred income taxes and other current assets                            6,232          3,522
    Forward contracts                                                            88             --
                                                                          ---------        -------
                 Total current assets                                        39,634         52,255

Property and equipment, net                                                  19,737         17,631
Goodwill, less accumulated amortization of $4,623 and $3,372 at
    September 30, 2001 and 2000, respectively                                45,992         47,243
Other noncurrent assets, less accumulated amortization of $1,013 and
    and $713 at September 30, 2001 and 2000, respectively                     1,967            957
                                                                          ---------        -------
                 Total assets                                             $ 107,330        118,086
                                                                          =========        =======

                        LIABILITIES AND DIVISIONAL CONTROL

Current liabilities:
    Accounts payable - trade                                                  4,012         10,611
    Accounts payable - intercompany, net                                        199         13,039
    Deposits received from customers for product sales                          484            727
    Accrued expenses                                                          4,962          8,116
    Accrued warranty expense                                                  3,658            760
    Accrued purchase obligations                                              1,900             --
    Income taxes                                                              6,448          9,105
    Deferred income taxes                                                        35             --
                                                                          ---------        -------
                 Total current liabilities                                   21,698         42,358

Long-term debt                                                                5,000          5,000
Other long-term liabilities                                                     390            366
Deferred income taxes                                                           792          1,128
                                                                          ---------        -------
                 Total liabilities                                           27,880         48,852
                                                                          ---------        -------
Divisional control:
    Divisional equity                                                        80,341         69,632
    Accumulated other comprehensive income (loss)                              (891)          (398)
                                                                          ---------        -------
                 Total divisional control                                    79,450         69,234
                                                                          ---------        -------
                 Total liabilities and divisional control                 $ 107,330        118,086
                                                                          =========        =======



See accompanying notes to the combined financial statements.

                                       ENI

                          Combined Statements of Income

                  Years ended September 30, 2001, 2000 and 1999

                                 (In thousands)


                                                            2001           2000          1999
                                                         ---------      ---------      --------
Sales                                                    $ 105,616        109,505        57,898
Cost of sales                                               68,306         56,648        32,463
                                                         ---------       --------       -------
                 Gross profit                               37,310         52,857        25,435

Operating expenses:
    Research and development                                13,879         11,464         7,275
    Sales and marketing                                      7,574          8,717         6,314
    General and administrative                               5,942          5,315         3,087
    Litigation                                                 785          3,989           775
    Amortization of goodwill                                 1,251          1,251         1,120
                                                         ---------       --------       -------
                 Income from operations                      7,879         22,121         6,864

Other income (expense):
    Interest income                                            252              6            18
    Interest expense                                          (235)          (193)         (199)
    Foreign currency gain (loss)                               (71)          (124)           11
    Other, net                                                (685)          (455)          (50)
                                                         ---------       --------       -------

                 Income before income tax provision          7,140         21,355         6,644

Income tax expense                                          (3,074)        (8,201)       (2,695)
                                                         ---------       --------       -------
                 Net income                              $   4,066         13,154         3,949
                                                         =========       ========       =======


See accompanying notes to the combined financial statements.

                                       ENI

       Combined Statements of Divisional Control and Comprehensive Income

                  Years ended September 30, 2001, 2000 and 1999

                                 (In thousands)


                                                                               ACCUMULATED
                                                                                  OTHER
                                                             DIVISIONAL       COMPREHENSIVE    COMPREHENSIVE
                                                              CONTROL         INCOME (LOSS)    INCOME (LOSS)
                                                             ----------       -------------    -------------
Balance at September 30, 1998                                 $ 39,127             (369)

Comprehensive income:
    Net income                                                   3,949               --              3,949
    Currency translation adjustments                                                420                420
                                                                                                   -------
                  Comprehensive income                                                             $ 4,369
                                                                                                   =======
Goodwill recorded from step acquisition by Emerson              32,947               --
Distributions to Emerson                                        (8,275)              --
                                                              --------             ----
Balance at September 30, 1999                                   67,748               51

Comprehensive income:
    Net income                                                  13,154               --             13,154
    Currency translation adjustments                                               (449)              (449)
                                                                                                   -------
                  Comprehensive income                                                             $12,705
                                                                                                   =======
Distributions to Emerson                                       (11,270)              --
                                                              --------             ----
Balance at September 30, 2000                                   69,632             (398)

Comprehensive income:
    Net income                                                   4,066               --              4,066
    Currency translation adjustments                                               (546)              (546)
    Translation adjustment from adoption of
        SFAS No. 133 (note 3), net of tax of $64                                     99                 99
    Change in fair value of forward contracts,
        net of tax of $35                                                            53                 53
    Reclassification adjustment to earnings,
        net of tax of $64                                                           (99)               (99)
                                                                                                   -------
                  Comprehensive income                                                             $ 3,573
                                                                                                   =======
Contributions from Emerson                                       6,643               --
                                                              --------             ----
Balance at September 30, 2001                                 $ 80,341             (891)
                                                              ========             ====


See accompanying notes to the combined financial statements.

                                       ENI

                        Combined Statements of Cash Flow

                  Years ended September 30, 2001, 2000 and 1999
                                 (In thousands)


                                                                               2001           2000         1999
                                                                             --------       --------     --------
Operating activities:
    Net income                                                               $  4,066        13,154        3,949
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                                         3,118         2,135        2,088
          Amortization of goodwill                                              1,251         1,251        1,120
          Allowance for doubtful accounts                                          48           213           39
          Writedown of inventory to net realizable value                        4,374           463          496
          (Gain) loss on disposal of assets                                        (7)           16          (20)
          Deferred income taxes                                                (3,374)       (1,034)        (411)
          Changes in assets and liabilities:
            Accounts receivable                                                 9,786        (6,535)      (3,233)
            Inventories                                                           961       (17,392)        (677)
            Other current assets                                                  328            93          291
            Accounts payable - trade                                           (6,599)        6,111        2,453
            Accrued expenses and warranty expense                                (256)        4,230          562
            Accrued purchase obligations                                        1,900            --           --
            Deposits received from customers for
               product sales                                                     (243)          602           28
            Other long-term liabilities                                            24           (74)          51
            Income taxes payable                                               (2,657)        5,738          699
            Other non-current assets                                           (1,309)         (764)          29
                                                                             --------       -------       ------
                    Net cash provided by operating activities                  11,411         8,207        7,464
                                                                             --------       -------       ------
Investing activities:
    Capital expenditures                                                       (4,918)       (6,985)      (1,003)
                                                                             --------       -------       ------
                    Net cash used in investing activities                      (4,918)       (6,985)      (1,003)
                                                                             --------       -------       ------
Financing activities:
    Contributions from/distributions to Emerson,
       net of intercompany payables                                            (6,197)        1,183       (9,436)
                                                                             --------       -------       ------
                    Net cash provided by (used in) financing activities        (6,197)        1,183       (9,436)
                                                                             --------       -------       ------
Effect of exchange rates                                                         (546)         (604)         444
                                                                             --------       -------       ------
                    Net increase (decrease) in cash                              (250)        1,801       (2,531)

Cash, beginning of year                                                         2,702           901        3,432
                                                                             --------       -------       ------
Cash, end of year                                                            $  2,452         2,702          901
                                                                             ========       =======       ======

Supplemental disclosures of cash flow information:
    Interest paid                                                            $    235           193          199
                                                                             ========       =======       ======
    Income taxes paid                                                        $  9,105         3,367        2,668
                                                                             ========       =======       ======


See accompanying notes to the combined financial statements.

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)

(1)  BASIS OF PRESENTATION

     The accompanying combined financial statements present the financial position, results of operations and cash flows of ENI. ENI is comprised of certain worldwide businesses of Emerson Electric Co. ("Emerson"), which are either divisions of U.S. corporations or foreign corporations, all of which are wholly-owned by Emerson. Emerson acquired certain of these businesses through a series of transactions beginning in 1989 and concluding in 1999. These purchases were accounted for as a step acquisition with the excess of the purchase price paid over the fair value of the identifiable assets accounted for as goodwill by ENI.

     The combined financial statements include the accounts of ENI and its Operating Group. The Operating Group includes operating divisions or subsidiaries whose activities are managed and directed by ENI but which are owned by other statutory entities within Emerson. These include the following: ENI Division of Astec America, Inc. ("ENI-AAI"), ENI Technology, Inc. ("ENI-Tech"), ENI Japan, Ltd. ("ENI-Japan"), ENI Germany Division of Astec Germany GMbH ("ENI-Germany"), ENI Taiwan, Ltd. ("ENI-Taiwan"), ENI Europe Division of Astec Europe, Ltd. ("ENI-Europe"), ENI Korea Division of Emerson Korea, Ltd. ("ENI-Korea"), ENI Asia Division of Astec International, Ltd. ("ENI-Asia"), ENI HK Manufacturing Division of Astec Custom Power (HK), Ltd. ("ENI-HK Mfg") and ENI China Division of Astec Power Supply (Shenzen) Co., Ltd. ("ENI-China").

     It is Emerson's corporate policy to charge its divisions for all specifically identifiable corporate related costs, plus an expense allocation for general corporate services. The accompanying combined financial statements reflect these expense allocations. These allocations relate primarily to treasury, tax, legal, employee benefits, insurance, facility usage, and other administrative services performed on behalf of all divisions and are based upon a percentage of revenue which was approximately 1% each of the years in the three year period ended
     September 30, 2001, 2000 and 1999. This method of allocation is consistently applied by Emerson to all its operating groups. General costs allocated for such services have been reflected in ENI's results of operations and amounted to $1,286, $1,172 and $566 for the years ended September 30, 2001, 2000 and 1999 respectively. Because certain allocations may not be the same as those that would result from transactions among unrelated parties, the accompanying financial statements may not necessarily be indicative of the financial position, results of operations and cash flows if ENI were an independent entity.

(2)  DESCRIPTION OF BUSINESS

     ENI designs, manufactures, sells and supports high precision, high power electrical conversion and control systems in the United States, Europe and Asia. These systems are primarily used in thin film processing equipment in the global semiconductor, data storage, flat panel display ("FPD") and industrial coatings markets. The Company's products are integrated into the manufacturing tools of these industries to produce finished goods which include semiconductor integrated circuits ("ICs"), computer hard disks, FPDs, compact discs ("CDs"), and digital video discs ("DVDs"). The Company's products and systems refine, modify and control the raw electrical power generated by a utility and convert it into reliable solid-state power that can be readily used by production tools for advanced thin film processing applications. The Company's website is www.enipower.com.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING FOR DERIVATIVES

     On October 1, 2000, ENI adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires companies to carry all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it.

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


     For the year ended September 30, 2001, ENI's use of derivatives is limited to foreign currency hedging agreements. In order to provide for foreign currency risk protection, the Company from time to time enters into foreign currency forward contracts to effectively exchange currency denominated in Yen for U.S. dollars. Of the approximately $8,850 of foreign currency forward contracts outstanding at September 30, 2001, all will mature in fiscal year 2002.

     The effective portion of the gain or loss, net of tax, on a cash flow hedge is reported in other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings, and the ineffective portion is reported immediately in earnings. There was no ineffectiveness in fiscal 2001.

     Activity in the other comprehensive income related to derivatives held by ENI during fiscal year 2001 is summarized below on a pre-tax basis:

        Cumulative effect of adopting SFAS No. 133            $ 163
        Less:  reclassification adjustment                     (163)
        Net increase in fair value of derivatives                88
                                                              -----
        Accumulated derivative gain                           $  88
                                                              =====

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates are disclosed throughout this report. Actual results could differ from these estimates.

     ENI is subject to certain risks similar to other companies in its industry. These risks include the volatility of the semiconductor and semiconductor capital equipment industries, customer concentration within the markets which ENI serves, manufacturing facilities risks, management of growth, supply constraints and dependencies, rapid technological changes, competition, international sales risks, the Asian financial markets, and governmental regulations. A significant change in any of these risk factors could have a material impact on ENI.

     ACCRUED WARRANTY EXPENSE

     ENI accrues costs related to warranty obligations incurred in connection with the sale of its products. The reserve balance at September 30, 2001 also includes $1,800 of costs to retrofit certain parts for product sales made to a major customer during fiscal 2001. Management believes the warranty accrual is a reasonable estimate of future claims under warranty obligations.

     REVENUE RECOGNITION

     Typically ENI recognizes revenue upon shipment. However, ENI does ship products to certain customers on a trial basis for periods of 30 to 60 days. The corresponding revenue is recognized after the customer has agreed to purchase the goods as evidenced by a receipt of a signed purchase order from the customer. ENI records cash advances from customers that have not been shipped products as of year end as liabilities under deposits received from customers for product sales. Revenue is recognized upon subsequent shipment to the customer location.

     COMBINATION

     The combined financial statements include the accounts of ENI and all entities or divisions within the ENI group. All significant intercompany accounts and transactions have been eliminated in combination.

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


     FOREIGN CURRENCIES

     The functional currency for the ENI's foreign operations is the applicable local currency. ENI records a translation adjustment from translation of the combined financial statements of its foreign units which is recorded in accumulated other comprehensive income (loss). Net assets are translated at current exchange rates as of the balance sheet date, and income and expense items are translated at the average exchange rate for the year.

     ENI recognizes gains or losses on all foreign currency transactions, other than intercompany transactions that are of a long-term nature. ENI recognized income (losses) on foreign currency transactions of $(71), $(124) and $11 for the years ended September 30, 2001, 2000 and 1999, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of ENI's cash, accounts receivable, accounts payable, accrued expenses and long-term debt approximates their respective carrying amounts.

     CASH AND CASH EQUIVALENTS

     For cash flow purposes, ENI considers all cash and highly liquid investments with original issue maturities of 90 days or less to be cash and cash equivalents.

     CONCENTRATIONS OF RISK

     Financial instruments, which potentially subject ENI to concentrations of credit risk, consist principally of cash and trade accounts receivable. ENI's cash is placed with high credit quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are concentrated among a small number of customers, the majority of which are in the semiconductor capital equipment industry. ENI's foreign subsidiaries receivables are primarily denominated in currencies other than the U.S. dollar. ENI performs ongoing credit evaluations of its customers, and generally does not require collateral pledges, as many of its customers are large, well-established companies. ENI maintains reserves for potential credit losses but historically has not experienced any significant losses. ENI does maintain significant concentrations of credit risk with certain major customers (see note 14).

     INVENTORIES

     Inventories include costs of materials, direct labor and manufacturing overhead. Inventories are valued at the lower of cost (first-in, first-out basis), or market.

     COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, Reporting Comprehensive Income, established rules for the reporting of comprehensive income and its components. Comprehensive income for the Company consists of net income and foreign currency translation adjustments and is presented in the combined statements of divisional control and comprehensive income.

     GOODWILL AND INTANGIBLES

     Prior to 1998, Emerson owned 51% of ENI through its ownership of Astec
     (BSR) Plc. ("Astec"). Emerson recorded goodwill relating to the original ownership of ENI and continued to record incremental goodwill in 1999 with its increased ownership through a step acquisition during fiscal year 1999. The incremental goodwill recorded through the step acquisition was pushed down to ENI from Emerson in the amount of $32,947 in 1999. All of the goodwill included in the accompanying combined balance sheets resulted from Emerson's acquisition of Astec.

     Goodwill is amortized on the straight-line method over 40 years, based on the estimated economic life. The carrying value of goodwill is reviewed for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that goodwill is not recoverable, the

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)

     company's carrying value of the goodwill would be reduced by the estimated shortfall of the cash flows. In addition, the company assesses long-lived assets for impairment under Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. Under these rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. No reduction of goodwill for impairment was necessary in 2001, 2000 or 1999.

     Certain other assets consist of unamortized patent and bond issue costs. Patents are being amortized over a useful life of 3 years while capitalized bond costs are being amortized over the life of the bond using the effective interest method. Amortization expense was $300, $165 and $115 in the years ended September 30, 2001, 2000 and 1999, respectively.

     DEMONSTRATION EQUIPMENT

     Demonstration equipment represents manufactured products utilized for sales demonstration and evaluation purposes. The Company also utilizes this equipment in its customer service function as replacement and loaner equipment to existing customers.

     The Company depreciates the equipment based on its estimated useful life in the sales and customer service functions. The depreciation is computed based on a 3-year life.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation is provided using the straight-line method over 40 years for buildings and improvements, and three to ten years for machinery and equipment. Amortization of leasehold improvements and leased equipment covered under capitalized leases is provided using the straight-line method over the lease term or the useful life of the assets, whichever is shorter.

     IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, ENI continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets requires revision or that all or a portion of the remaining balance may not be recoverable.

     INCOME TAXES

     Substantially all of ENI's operations are included in Emerson's U.S. federal, state or foreign income tax returns filed by Emerson legal entities. However, for purposes of preparing the financial statements of ENI, the tax provision has been determined as if ENI filed separate tax returns in each tax jurisdiction in which it operates (see note 8).

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


     ADVERTISING COSTS

     ENI expenses advertising costs as incurred. Advertising expenses were $289, $386 and $305 for the years ended September 30, 2001, 2000 and 1999, respectively.

     SEGMENT REPORTING

     SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires a business enterprise to report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. ENI operates in principally one segment, power conversion and control systems and believes its business units have similar economic characteristics and meet the "aggregation criteria" of SFAS 131.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the purchase methods of accounting, eliminates the pooling-of-interest method, and eliminates the amortization of goodwill for business combinations initiated after June 30, 2001. SFAS No. 142, which ENI will adopt as of October 1, 2001, requires, among other things, the discontinuance of goodwill amortization for business combinations initiated before July 1, 2001. SFAS No. 142 also requires ENI to complete a transitional goodwill impairment test within six months from the date of adoption. ENI is currently assessing but has not yet determined the impact of SFAS No. 142 on its financial statements.

     In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 (effective for financial statements issued for fiscal year beginning after June 15, 2002) requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. ENI does not believe that the adoption of SFAS No. 143 will have any impact on its financial reporting.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes a single accounting model, based on the framework established in FASB Statement No. 121, for long-lived assets to be disposed of by sale. This statement also resolves significant implementation issues related to SFAS No. 121. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. ENI does not believe that the adoption of SFAS No. 144 will have a material impact on its financial reporting.

(4)  ACCOUNTS RECEIVABLE - TRADE

     Accounts receivable - trade consisted of the following:

                                                      SEPTEMBER 30,
                                                  2001            2000
                                                --------      ------------

        Domestic                                 $ 3,932          9,854
        Foreign                                    4,311          8,242
        Allowance for doubtful accounts             (104)          (123)
                                                 -------         ------
                                                 $ 8,139         17,973
                                                 =======         ======

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


(5)  INVENTORIES

     Inventories consisted of the following at September 30, 2001 and 2000:

                                            SEPTEMBER 30,
                                         2001          2000
                                       -------     ------------

        Parts and raw materials        $12,061        15,675
        Work-in-process                  5,695         8,554
        Finished goods                   4,967         3,829
                                       -------        ------
                                       $22,723        28,058
                                       =======        ======

(6)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, along with their useful lives, consists of the following at September 30, 2001 and 2000:

                                                                 AVERAGE
                                                               USEFUL LIFE
                                         2001          2000      (YEARS)
                                      ---------      --------  -----------


Land                                  $    325           325       --
Buildings and improvements              12,753        11,137     40-50
Leasehold improvements                     577           110       3
Machinery and equipment                  5,092         4,277      4-10
Furniture and fixtures                   2,849         2,163       10
Computer equipment                      13,800        12,136       3
Construction in progress                   826         1,416       --
                                      --------       -------
                                        36,222        31,564
Less accumulated depreciation and
    amortization                       (16,485)      (13,933)
                                      --------       -------
Property and equipment, net           $ 19,737        17,631
                                      ========       =======


     Depreciation and amortization expense of property and equipment for the years ended September 30, 2001, 2000 and 1999 approximated $2,818, $1,970 and $1,973, respectively.

(7)  GEOGRAPHIC INFORMATION

     ENI operates in a single industry segment, power conversion and control systems, with operations in Europe, the Far East and the United States. Financial information by geographic area is as follows:

               EUROPE        FAR EAST        U.S.          OTHER         TOTAL
               ------        --------        ----          -----         -----
Revenue:
 2001          $4,181         72,893        88,669        (60,127)       105,616
 2000           3,542         66,789        88,658        (49,484)       109,505
 1999           5,417         37,569        44,285        (29,373)        57,898

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)

Earnings before interest
    and taxes (EBIT):
    2001                   989      10,556      (3,764)       (658)       7,123
    2000                   302      14,584       9,642      (2,986)      21,542
    1999                   754       4,565      (1,933)      3,439        6,825

Operating expenses:
    2001                   833       5,007      26,544      (2,953)      29,431
    2000                 1,000       5,226      27,193      (2,683)      30,736
    1999                   898       5,315      16,928      (4,570)      18,571

Assets:
    2001                 3,094      27,021      86,676      (9,461)     107,330
    2000                 2,464      26,118      95,943      (6,439)     118,086
    1999                 2,193      12,597      77,557      (4,144)      88,203


     Intercompany sales among the Company's geographic areas are recorded on the basis of intercompany prices established by the Company.

(8)  INCOME TAXES

     As described in note 2, substantially all of ENI's operations are included in Emerson's, or its subsidiaries, U.S. federal, state or foreign income tax returns. However, for purposes of preparing the accompanying combined financial statements of ENI, the tax provision has been determined as if ENI filed separate tax returns in each tax jurisdiction.

     The components of the provision (benefit) for income taxes are:

                              2001         2000         1999
                            --------     --------     --------
Current income taxes:
    Federal                 $ 1,733        4,327        1,264
    Foreign                   4,892        4,520        1,952
    State                      (177)         258          151
                            -------       ------       ------
                              6,448        9,105        3,367
                            -------       ------       ------
Deferred income taxes:
    Federal                  (2,672)        (666)        (448)
    Foreign and state          (702)        (238)        (224)
                            -------       ------       ------
                             (3,374)        (904)        (672)
                            -------       ------       ------
              Total         $ 3,074        8,201        2,695
                            =======       ======       ======


     The U.S. and foreign components of income before income taxes are as follows:


               2001          2000       1999
            ----------      ------     ------
U.S.         $ (4,428)       9,387      1,312
Foreign        11,568       11,968      5,332
             --------       ------      -----
             $  7,140       21,355      6,644
             ========       ======      =====

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


     The primary components of the Company's deferred tax assets and liabilities at September 30, 2001 and 2000 are as follows:

                                                          2001         2000
                                                        --------      -------

Gross deferred tax assets:
    Deferred compensation                                $   201           61
    Accruals deductible for tax purposes when paid         3,614        2,158
    Allowance for inventories and doubtful accounts        1,663          221
                                                         -------       ------
                                                           5,478        2,440
Gross deferred tax liabilities:
    Foreign currency forward exchange contracts              (35)          --
    Accelerated depreciation                                (792)      (1,128)
                                                         -------       ------
                                                            (827)      (1,128)
                                                         -------       ------
              Net deferred income tax asset              $ 4,651        1,312
                                                         =======       ======


     Reconciliations between the actual provision for income taxes and that computed by applying a U.S. statutory rate to income before taxes are as follows:

                                                            2001         2000       1999
                                                          ---------     -------    -------
Taxes computed at 35%                                      $ 2,499       7,474       2,325
State income taxes, net of federal income tax benefit         (322)        116          64
Profits taxed at other than U.S. statutory rate                459         173         (86)
Nondeductible goodwill                                         438         438         392
                                                           -------       -----      ------
                                                           $ 3,074       8,201       2,695
                                                           =======       =====      ======


     At September 30, 2001, 2000 and 1999, no valuation allowance has been recorded. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not that the benefits of the deferred tax assets will be realized.

(9)  EMPLOYEE BENEFITS

     ENI has a 401(k) Plan sponsored by Emerson which covers all permanent employees who have completed 30 days of continuous service. Prior to July 1, 1998, participation in the plan was open to all employees of ENI, subject to the service requirements noted above except that hourly employees were excluded from participation. Under the Plan, participants may defer up to 15% of their gross pay up to a maximum limit as determined by law. Participants are immediately vested in their contributions. Upon the completion of one year of service, ENI provides a matching contribution for participants in the Plan equal to 50% of the contributions by an employee subject to a maximum matching contribution of 50% of the employees contribution not to exceed 2-1/2% of gross pay. ENI's total contributions to the plan were approximately $339, $231 and $226 for the years ended September 30, 2001, 2000

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)


     and 1999, respectively. Vesting in ENI's matching contribution is based on years of service, with a participant becoming fully vested after five years of service.

     ENI also maintains a defined-contribution Profit Sharing plan for U.S. employees. Employees become eligible to participate in the plan on January 1 following attainment of age 21 and the completion of one year of service. The plan is non-contributory by the employee. The Company's contributions are discretionary. Participant vesting in the Plan is based on years of service, with a participant becoming fully vested after five years of service. The expenses of the plan are also paid by ENI. ENI's total contributions to the plan were approximately $350, $625 and $555 for the years ended September 30, 2001, 2000 and 1999, respectively.

     DEFINED BENEFIT PLANS

     ENI-Japan maintains a retirement plan for its President whereby upon retirement the President receives a lump-sum benefit (subject to Emerson approval). The retirement benefit is calculated by multiplying his monthly salary upon termination by his years of service and by a coefficient determined by the Board of Directors. Per the Plan document, the benefit is to be paid six months after the vote or approval of the shareholders. At September 30, 2001 and 2000, ENI estimated that shareholder approval is more likely than not and accrued an estimated benefit obligation based upon the provisions above in the amount of $333 in 2001 and $305 in 2000, respectively.

     ENI also maintains a noncontributory, defined benefit pension plan covering substantially all employees of its Japanese division which approximates 30 people. Benefits are based on salary and years of service. The benefit obligation is approximately $468 and $376 at September 30, 2001 and 2000, respectively. The plan is funded through plan assets held in trust with a fair value of $367 and $344 at September 30, 2001 and 2000, respectively. The net periodic pension costs approximated $49, $69 and $92 for 2001, 2000 and 1999, respectively. ENI has not funded the unfunded balances at September 30, 2001 and 2000.

(10) LONG-TERM DEBT

     In 1984, ENI entered into a long-term debt agreement with the County of Monroe Industrial Development Agency (COMIDA) for a manufacturing facility located in Rochester, New York. The terms mirror that of the underlying Industrial Development Revenue Bond which calls for payments of interest only through July 1, 2014, at which time the Bond is repayable in a lump sum of $5,000. Interest is reset annually based on bond remarketing, with an option by ENI to elect a fixed rate, all subject to a maximum rate of 13% per annum. At September 30, 2001 the interest rate was 2.75%. The bond is effectively secured by the building, since title does not legally transfer to ENI until payment of the $5,000.

(11) LEASES

     ENI leases certain equipment as well as office and factory space under operating leases which expire at various dates through September 2004. Total expense under the operating leases amounted to $940, $661 and $500 for the years ended September 30, 2001, 2000 and 1999, respectively. Future minimum lease payments required under these lease agreements for each of the next five years and thereafter are as follows:

                                                               OPERATING
                                                               ---------
        2002                                                    $1,377
        2003                                                     1,341
        2004                                                     1,186
        2005                                                       992
        2006 and thereafter                                        557
                                                                ------
                                                                $5,453
                                                                ======

                                       ENI

                     Notes to Combined Financial Statements

                        September 30, 2001, 2000 and 1999

                                 (In thousands)

(12) LITIGATION

     The Company is involved in litigation arising in the normal course of business. In the opinion of management, an adverse outcome to any of this litigation would not have a material effect on the financial condition of the Company.

     In March 2001, ENI agreed to settle a patent infringement lawsuit for $1,500. This settlement has been accrued at September 30, 2000, with the expense classified as operating expense. Associated legal costs of $785, $2,489 and $775 are also included in operating expenses for 2001, 2000 and 1999, respectively.

(13) RELATED PARTY TRANSACTIONS

     ENI leases production and office space in China, Hong Kong, Japan, and United Kingdom from an affiliated company. The lease relating to this space has no fixed term with a monthly payment of approximately $19, $12 and $5 for the years ended September 30, 2001, 2000 and 1999. Approximately $225, $145, and $63 was charged to rent expense attributable to these leases for the years ended September 30, 2001, 2000 and 1999, respectively.

     ENI participates in a number of employee benefit plans, including profit sharing, pension, health care and life insurance, and workers compensation, which are administered by Emerson (see note 9).

     ENI has limited external borrowings and there has been no allocation of Emerson's consolidated borrowings and related interest expense to ENI. If ENI were an independent entity, its capital structure may have been significantly different.

(14) MAJOR CUSTOMERS

     The Division's sales to major customers (purchases in excess of 10% of total sales) are to entities which are primarily manufacturers of semiconductor capital equipment and disk storage equipment and, for the years ended September 30, 2001, 2000 and 1999 are as follows (rounded to the nearest whole percentage):

                                    2001      2000      1999
                                  -------    -------   ------

        Customer A                  30%        26%       26%
        Customer B                  22%        24%       17%
        Customer C                  17%        17%       11%
                                  -------    -------   ------
                                    69%        67%       54%
                                  =======    =======   ======

(15) SUBSEQUENT EVENT (UNAUDITED)

     MKS Instruments, Inc. announced on October 31, 2001 that is has entered into a definitive agreement to acquire the ENI division of Emerson. Under the terms of the agreement, MKS will issue 12 million shares of common stock to Emerson in exchange for the business and assets of ENI. The transaction is valued at $251 million. MKS will also assume approximately $3.5 million of net debt. The transaction was completed in the first calendar quarter of 2002.